Exhibit 10.28.2

Agreement No. #805-2005

FURTHER ASSIGNMENT AND EXTENSION AGREEMENT

THIS FURTHER ASSIGNMENT AND EXTENSION AGREEMENT is effective as of April 1, 2006 (“Effective Date”) and is made

BETWEEN AND AMONGST:

CANADIAN BLOOD SERVICES /
SOCIETE CANADIENNE DU SANG
(incorporated pursuant to Part II of the Canada Corporations Act)
1800 Alta Vista Drive
Ottawa, ON KIG 4J5
CANADA

(hereinafter referred to as “CBS”)

AND:                                                                                                                 BAYER INC.
77 Belfield Road
Toronto, ON M9W 1G6
CANADA

(hereinafter referred to as “Bayer Canada”)

AND                                                                                                                    TALECRIS BIOTHERAPEUTICS, INC.
(F/K/A NPS BIOTHERAPEUTICS, Inc.)
P.O. Box 13887
79 TW Alexander Drive
4101 Research Commons
Research Triangle Park
Raleigh, NC 27709
USA

(hereinafter referred to as “Talecris”)

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AND                                                                                                                    TALECRIS BIOTHERAPEUTICS LTD.
5800 Explorer Drive, Suite 310
Mississauga, ON  L4W 5K9
CANADA

(hereinafter referred to as “Assignee”)

(the above collectively referred to as the “Parties”)

WHEREAS:

1)                                      Bayer Canada, Bayer Healthcare LLC (“Bayer US”) and CBS were parties to a Purchase Agreement for Fractionation Services and Commercial Products dated as of April 1, 2003, which included Recombinant Hemophilia Products;

2)                                      Bayer Canada, Bayer US and CBS have amended the above-mentioned Purchase Agreement to split it into two (2) agreements: one with respect to Recombinant Hemophilia Products (the “RHP Agreement”) and one with respect to the Fractionation Services and Commercial Products other than Recombinant Hemophilia Products (the “Main Agreement”);

3)                                      Bayer US and Talecris entered into a certain Amended and Restated Joint Contribution Agreement, dated as of March 30, 2005 pursuant to which Talecris acquired Bayer’s plasma business;

4)                                      Bayer US wished to terminate its ongoing rights and obligations under the Main Agreement relating to activities after the effective date of April 1, 2005, and Bayer Canada, Bayer US, Talecris and CBS wished to amend and restate the Main Agreement to reflect Talecris’ acquisition of Bayer US’ manufacturing fractionation facility in Clayton, North Carolina and assumption of Bayer’s rights and obligations pursuant to the Main Agreement, all as documented by the Assignment and Second Amended and Restated Purchase Agreement for Fractionation Services and Commercial Products effective April 1, 2005 (the “Restated Agreement”);

5)                                      Bayer Canada, Bayer US, and CBS entered into a B19 Supplemental Services Agreement (the “SSA”) effective April 1, 2005. Bayer US’ rights and obligations were subsequently assigned to, and assumed by, Talecris by the Assignment Agreement (the “Assignment Agreement”) also effective April 1, 2005;

6)                                      Bayer Canada wishes to assign its rights and obligations under the Restated Agreement, under the SSA, and under the Assignment Agreement, and Assignee agrees to assume all such rights and obligations.

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NOW THEREFORE this Further Assignment and Extension Agreement witnesseth that, in consideration of the premises, covenants and agreements set out herein the Parties hereto agree as follows:

1.0                               ENTIRE AGREEMENT

The Parties acknowledge that the Main Agreement, the SSA, the Assignment Agreement, and the Restated Agreement incorporated by reference herein and this Further Assignment and Extension Agreement cumulatively represent the entire agreement between and among the Parties (the “Entire Agreement”) relating to the subject matter hereof.

2.0                               CHANGES

The Parties agree as follows:

2.1                               CBS consents to the assignment of Bayer Canada’s rights and obligations under the Restated Agreement, the SSA, and the Assignment Agreement to the Assignee and hereby releases and forever discharges Bayer Canada from further performance under the Entire Agreement. Notwithstanding anything in this agreement to the contrary, Bayer Canada shall remain Liable to CBS for its obligations arising under the Entire Agreement prior to the Effective Date;

2.2                               The Assignee hereby accepts the aforesaid assignment and covenants and agrees with Bayer Canada that, from and after the date hereof, the Assignee will observe, perform and fulfill each and every obligation, term and condition of Bayer Canada in, to, and under the Restated Agreement, the SSA, the Assignment Agreement and this Further Assignment and Extension Agreement. Talecris and the Assignee hereby agree to indemnify and save harmless CBS and Bayer Canada from and against any and all loss or damage (including legal fees and expenses) which may be suffered or sustained by CBS or Bayer Canada as a result of any breach by the Assignee of its obligations hereunder and/or any act or omission of the Assignee or those for whom the Assignee is legally responsible with respect to the Entire Agreement from and after the date of this Further Assignment and Extension Agreement. Talecris and the Assignee shall be jointly and severally liable to CBS for their cumulative obligations pursuant to the Entire Agreement;

2.3                               For greater certainty, Bayer Canada remains liable for actions or omissions taken or made prior to the Effective Date of this Further Assignment and Extension Agreement, whether any damages accrue prior to or after such date;

2.4                               Further, Bayer Canada remains responsible for its obligations pursuant to the RHP Agreement (#803-2005); which agreement is not affected by any of the terms and conditions of this Further Assignment and Extension Agreement.

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3.0                               REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties

The Assignee represents and warrants that at the time of entering into this Further Assignment and Extension Agreement:

(a)                                  It is duly organized, validly existing and is in good standing under the laws of Canada, is qualified to do business in, and is in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification (except where such failure to qualify would not have a material adverse effect) and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform the Entire Agreement;

(b)                                 The execution, delivery and performance by it of this Further Assignment and Extension Agreement have been duly authorized by all necessary corporate or other legal action and do not and will not:

(i)                                     require any consent or approval of its shareholders or members as the case may be;

(ii)                                  violate any provision of any law, rule, regulation, order, writ, judgment, injunction decree, determination or award presently in effect having applicability to it and known to it or any provision of its charter documents; or

(iii)                               result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected;

(c)                                  The Entire Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

(d)                                 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of the Entire Agreement or that would impede the diligent and complete fulfillment of its obligations;

(e)                                  It has good and marketable title to or valid leases or licenses for all its properties, rights and assets necessary for the completion of its responsibilities under the Entire Agreement, subject only to the claim of any relevant lessor or licensor; and

(f)                                    There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to its knowledge) threatened against it that, if adversely determined could (either individually or in the aggregate) have a material adverse effect on its ability to perform its obligations under the Entire Agreement.

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3.2                               Survival of Representations and Warranties

All representations, warranties, covenants and indemnities made herein or in any document delivered pursuant hereto or incorporated by reference herein, whether expressed or implied by law or otherwise, shall survive inspection and acceptance thereof and payment thereof and shall enure to the benefit of the Parties notwithstanding the termination or expiration of this Further Assignment and Extension Agreement.

4.0                               GENERAL

4.1                               Further Assurances

Each of the Parties shall execute and deliver all such further documents and do such other things as the other party may reasonably request to give full effect to this Further Assignment and Extension Agreement.

4.2                               Successors and Assigns

This Further Assignment and Extension Agreement shall enure to the benefit of and shall be binding upon the Parties hereto and their respective successors and assigns.

4.3                               Governing Law

This Further Assignment and Extension Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.4                               Counterparts

This Further Assignment and Extension Agreement may be executed in several counterparts which, together, shall constitute one and the same agreement.

5.0                               TERM

The Parties agree that the Term of the Entire Agreement shall be extended to end March 31, 2008 (the “Extended Term”).

6.0                               ALL OTHER TERMS AND CONDITIONS TO REMAIN

(a)                                  Except as amended in writing by the Parties, the defined terms contained herein shall have the same meaning as ascribed to them in the Main Agreement, the Restated Agreement, the SSA, and the Assignment Agreement.

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(b)                                 All other covenants, terms and conditions contained in the Main Agreement, the Restated Agreement, the SSA, and the Assignment Agreement, shall, unless otherwise specifically amended, apply to the matters contemplated herein and shall continue in full force and effect for the Extended Term.

IN WITNESS WHEREOF the Parties have caused this Further Assignment and Extension Agreement to be executed by their duly authorized officers, as of the date first written above.

CANADIAN BLOOD SERVICES		TALECRIS BIOTHERAPEUTICS, INC.

BY:	/s/ Ian Mumford	BY:	/s/ Alberto Raul Martinez

NAME:	Ian Mumford	NAME:	Alberto Raul Martinez

TITLE:	Chief Operating Officer	TITLE:	President and CEO

DATE:	2006-03-16	DATE:	03/20/06

CANADIAN BLOOD SERVICES		TALECRIS BIOTHERAPEUTICS, INC.

BY:	/s/ Pauline Port	BY:	/s/ Alberto Raul Martinez

NAME:	Pauline Port	NAME:	Alberto Raul Martinez

TITLE:	VP Corporate Services &CFO	TITLE:	President and Chairman

DATE:	2006-03-22	DATE:	03/20/06

CANADIAN BLOOD SERVICES		BAYER INC.

BY:	/s/ Graham Sher	BY:	/s/ Daniel Apel

NAME:	Graham Sher	NAME:	Daniel Apel

TITLE:	Chief Executive Officer	TITLE:	Chief Financial Officer

DATE:	2006/3/23	DATE:

BAYER INC.

		BY:	/s/ Doug Grant

		NAME:	Doug Grant

		TITLE:	VP Hematology/Cardiology

DATE:

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